                                                                  EXHIBIT 10(a)
                        [SUTHERLAND ASBILL & BRENNAN LLP]





                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus incorporated by reference in Post-Effective Amendment No. 22 to Form N-4 (File No. 33-45379) for Merrill Lynch Life Variable Annuity Separate Account B of Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                            SUTHERLAND ASBILL & BRENNAN LLP


                                            By:     /s/ Stephen E. Roth
                                                --------------------------------
                                                   Stephen E. Roth, Esq.



Washington, D.C.
October 7, 2002